Qmotions, Inc.
Financial Statements (unaudited)
September 30, 2007 and 2006

Qmotions, Inc.
Balance Sheet
September 30, 2007

Assets

Current:
Cash and equivalents	$216,793
Accounts receivable	33,066
Deposits and prepaid expenses	27,683
Inventory	351,053

628,595

Property and equipment, net	18,651

Total Assets	$647,246

Liabilities

Current:
Accounts payable and accrued liabilities	$281,931
Accrued payroll and payroll taxes	406,360
Due to shareholders	65,681
Note payable to shareholder	2,444,734
Convertible debenture	500,000

3,698,706

Stockholders`Equity (Deficit)

Capital stock (no par value) –
Authorized, 10,000 common shares
Issued and outstanding, 146.178 and 144.120 shares	2,988,500
Accumulated deficit	(6,039,960)

(3,051,460)

$647,246

The accompanying notes are an integral part of these financial statements

Qmotions, Inc.
Statements of Operations (unaudited)
Nine Months Ended September 30, 2007 and 2006

	2007	2006
Sales	$84,294	$129,354
Cost of sales	235,680	149,592
Gross margin	(151,386)	(20,238)
Operating expenses:
General and administrative	806,997	766,891
Research and development	141,013	139,216
Sales and marketing	104,920	158,464
	1,052,930	1,064,571
Loss before other items	(1,204,316)	(1,084,809)
Other items:
Other income	975	54,694
Other expenses	(4,634)	(1,259)
	(3,659)	53,435
Net loss	$(1,207,975)	$(1,031,374)

Loss per share, basic and diluted	$(8,567)	$(10,298)
Weighted average shares outstanding	141.005	140.046

The accompanying notes are an integral part of these financial statements

Qmotions, Inc.
Statements of Stockholders’ Equity (unaudited)
Nine Months Ended September 30, 2007

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance, December 31, 2006	144.120	$2,888,500	$(4,832,015)	$(1,943,515)
Private placement	2.058	100,000	-	100,000
Net loss for the period	-	-	(1,207,975)	(1,207,975)

Balance, September 30, 2007	146.178	$2,988,500	$(6,039,960)	$(3,051,460)

The accompanying notes are an integral part of these financial statements

Qmotions, Inc.
Statements of Cash Flows (unaudited)
Nine MonthsEnded September 30, 2007 and 2006

	2007	2006

Operating Activities

Net loss	$(1,207,975)	$(1,031,374)
Adjustments to reconcile net loss to net cash flows from
operating activities:
Depreciation and amortization	4,712	2,754
Increase in accounts receivable	14,373	(36,544)
Increase in prepaid expenses	(7,495)	(11,443)
Decrease (increase) in inventory	258,233	(140,902)
Increase in accounts payable	53,615	123,318
Decrease in deposits received	-	(275,000)

Cash used in operating activities	(1,176,509)	(1,369,191)

Financing Activities

Proceeds from (repayment of) due to shareholder	(24,971)	38,122
Proceeds from notes payable to shareholder	1,320,666	506,257
Proceeds from private placement	100,000	650,000

Cash provided by financing activities	1,418,827	1,194,379

Investing Activity

Purchase of equipment	(2,393)	-

Increase (decrease) in cash	216,973	(174,812)
Cash, opening	-	211,630

Cash, closing	$216,793	$36,818

Supplemental cash flow information
Cash paid during the year for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements

Qmotions, Inc.
Notes to Financial Statements (unaudited)
September 30, 2007

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Qmotions, Inc. (“Qmotions” or “the Company”) is a corporation organized under the laws of the State of California. The Company designs and manufactures motion-based Active Game Controllers. The Company’s Active Game Controllers allow users to replace their keyboards and gamepads with a controller that uses their natural motion to play video games.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Principles

The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

Revenue recognition

The Company recognizes revenue in accordance with the provision of the Securities and Exchange Commission Staff Accounting Bulletin ("SAB") No. 104 which establishes guidance in applying generally accepted accounting principles to revenue recognition in financial statements. SAB No. 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the price to the buyer is fixed and determinable; and (4) collectibility is reasonably assured.

The Company has entered into consigned inventory agreements with several customers. For products shipped under consigned inventory agreements, the Company recognizes revenue when the customer notifies the Company that they have taken possession of the product from the consigned inventory and all other criteria stated above have been met.

Research and development

All costs of research and development activities are expensed as incurred.

Income taxes

The Company records deferred tax assets and liabilities based on the net tax effects of tax credits, operating loss carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and the Company establishes a valuation allowance to reduce deferred tax assets to an amount which it believes to be more likely than not realizable. The valuation allowance is based on the Company`s estimates of taxable income by jurisdiction in which it operates and the period over which its deferred tax assets will be recoverable (see also Note 6). In 2005, the Company elected to be treated as an S Corporation and, as a result, tax losses were flowed directly to shareholders of the Company. Consequently, the Company does not have any future income tax assets or liabilities relating to 2005 and previous years.

Qmotions, Inc.
Notes to Financial Statements (unaudited)
September 30, 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue to operate as a going concern. Through September 30, 2007, the Company has not generated operating or net profits, and as of September 30, 2007, the accumulated deficit is $6,039,960 and the working capital deficiency $3,070,111. As indicated in Note 7, the Company raised additional capital in 2007 and is currently operating with a letter of intent to raise an additional $2,500,000. Management believes such financing is sufficient to support its operating plan for 2007 and 2008.

Inventories

All inventories are stated at the lower of weighted average cost or market. Potential losses from obsolete and slow-moving inventories are provided for when identified.

Property and equipment

Property and equipment are stated at original cost less accumulated depreciation and amortization.

The cost of an asset comprises its purchase price and any directly attributable costs of bringing the asset to its present working condition and location for its intended use. Expenditures incurred after the assets have been put into operation, such as repairs and maintenance, overhaul and minor renewals and betterments, are normally charged to operating expenses in the period in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the assets, the expenditure is capitalized.

When assets are sold or retired, their costs and accumulated depreciation are eliminated from the consolidated financial statements and any gain or loss resulting from their disposal is recognized in the year of disposition as an element of other income.

Depreciation is provided to write off the cost of property and equipment using the straight-line method at rates based on their estimated useful lives from the date on which they become fully operational and after taking into account their estimated residual values.

Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is determined by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Qmotions, Inc.
Notes to Financial Statements (unaudited)
September 30, 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Operating leases

Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases.

Use of estimates

The preparation of the financial statements in conformity with US GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation and amortization, inventory allowance, taxes and contingencies.

Allowance for doubtful accounts

Accounts receivable are stated at the amount billed to customers. The Company recognizes an allowance for doubtful accounts to ensure trade and other receivables are not overstated due to uncollectibility. The Company’s estimate is based on a variety of factors, including historical collection experience, existing economic conditions and a review of the current status of the receivable. Management of the Company has determined that no allowance is required at September 30, 2007.

Related parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Basic and Diluted Earnings per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Qmotions, Inc.
Notes to Financial Statements (unaudited)
September 30, 2007

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently issued accounting standards

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes" (FIN 48). FIN 48 requires the use of a two-step approach for recognizing and measuring tax benefits taken or expected to be taken in a tax return and disclosures regarding uncertainties in income tax positions. FIN 48 is effective in fiscal years beginning after December 15, 2006. The cumulative effect, if any, of initially adopting FIN 48 will be recorded as an adjustment to opening retained earnings in the year of adoption and will be presented separately. Only tax positions that meet the more likely than not recognition threshold at the effective date may be recognized upon adoption of FIN 48. The Company is currently evaluating the potential impact, if any, that the adoption of FIN 48 will have on its financial statements.

In September 2006 the FASB issued SFAS No. 157, "Fair Value Measurements." SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. The pronouncement is applicable in cases when assets or liabilities are to be measured at fair value. It does not establish new circumstances in which fair value would be used to measure assets or liabilities. The provisions of SFAS No.157 are effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the potential impact, if any, the adoption of SFAS No. 157 will have on its financial statements.

On February 15, 2007, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 159, "The Fair Value Option for Financial Assets and Liabilities-Including an Amendment of FAS 115." This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. SFAS 159 is effective as of the beginning of an entity`s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of SFAS 157 "Fair Value Measurements." The Company is currently evaluating the potential impact, if any, the adoption of SFAS No. 159 will have on its financial statements.

3.	INVENTORY

As of September 30, 2007 inventories consisted of the following:

2007

Raw materials	$214,342
Work in process	42,751
Finished goods	94,139

Total	$351,232

Qmotions, Inc.
Notes to Financial Statements (unaudited)
September 30, 2007

4.	LOANS FROM SHAREHOLDER

Two notes payable to a shareholder are unsecured, bear an interest rate of 5%, and are due and payable on December 31, 2007. The amount has been classified as a current liability.

Amounts due to shareholder of $65,681 at September 30, 2007 are short term borrowings with no specific repayment terms.

5.	CONVERTIBLE DEBENTURE

On August 30, 2007 the Company entered into an Advisory Agreement with Orange Capital Corp.(“Orange”). Concurrent with this agreement, Orange facilitated a convertible debenture loan (“Loan”) to the benefit of the Company in the aggregate principal amount of $500,000 from EH&P Investments (“Lender”) dated August 30, 2007. The Loan is due on demand and accrues interest at 10% per annum. In lieu of payment in cash, the Holder may elect to convert the debenture to common shares prior to the end of the Term or this Debenture will either: (i) automatically convert into the Shares if not repaid prior to the end of the Term, or (ii) the Company provides the Holder with written notice of its intention to repay the debenture prior to the end of the Term, then at the option of the Holder, all or a portion of the debenture may be converted into Shares or repaid by cash. If paid by common shares, the shares shall represent a percentage of the total issued and outstanding capital in the Company determined by the following formula:

Percentage of shares in the capital	=	$500,000 + accrued interest on the Loan as at the
of the Company to be issued to		date of the Conversion Notice
the Holder		$6,500,000 + $500,000 + accrued interest on the
Loan as at the date of the Conversion Notice

As security for the payment and performance under the agreement, in a formal bankruptcy or insolvency proceeding only, the Company granted to the Holder by way of mortgage, charge, assignment and transfer a security interest on all of the Company’s presently owned and hereafter acquired intellectual property rights, in accordance with and subject to the provisions of the Loan Agreement.

With this agreement, the Company agrees to engage Orange as its exclusive corporate reorganization advisor, commencing on the earlier of the conversion of the Loan into Shares (all or any part thereof) and November 28, 2007 and ending 120 days thereafter, with respect to any corporate reorganization (merger, acquisition, reorganization or the like) on the terms and conditions contained in the agreement. However, subject to the Company either: (i) providing its Lender with a notice of its intention to repay the Loan within 90 days of its funding, or (ii) repaying the Loan, as provided for in that certain Convertible Debenture by and between the Lender and the Company, dated August 30, 2007, in which case Orange shall not be entitled to any remuneration or any right to act as our exclusive corporate reorganization advisor as outlined above.

Qmotions, Inc.
Notes to Financial Statements (unaudited)
September 30, 2007

6.	PHANTOM STOCK AGREEMENTS

In 2004 the Company entered into Phantom Stock Agreements with three employees who collectively received ten “Participation Units”, the value of which is related to the appreciation in the value of the Company’s common stock. Under each of the three agreements, in the event of various Triggering Events, each participant shall be entitled to a specific amount based on various calculations.Each grant of of Participation Units is subject to a vesting period of 4 years and forfeiture by the participant under certain circumstances, as defined in the agreements.

7.	INCOME TAXES

The primary components comprising the net deferred tax assets (liabilities) are as follows:

Deferred tax assets (liabilities)

Equipment	$(1,132)
Current liabilities	120
Loss carryforward	286,998

Deferred tax asset	285,986
Less: valuation allowance	(285,986)

Net deferred tax asset	$-

Qmotions, Inc.
Notes to Financial Statements (unaudited)
September 30, 2007

8.	SUBSEQUENT EVENTS

Letter of Intent – Puppy Zone Enterprises, Inc.

On October 24, 2007, the Company entered into an acquisition agreement with Puppy Zone Enterprises, Inc, (“Purchaser”), a company whose shares are traded on the OTC Bulletin Board. The agreement provides that the Purchaser will acquire the business of the Company in exchange for the issuance to the Company’s shareholders of 29,000,000 shares of common stock of the Purchaser, representing a 58% post transaction interest in the Purchaser.

The acquisition is expected to close on December 28, 2007 and is subject to certain conditions, including satisfactory due diligence, execution of a definitive Share Exchange Agreement, obtaining the necessary approvals and consents and the simultaneous closing by Purchaser on a minimum of $2,500,000 equity financing, consisting of the sale of units at $1.25 per unit, each unit consisting of one share of common stock and a warrant, exercisable for two years, to purchase one share of common stock at $1.50.

Upon the closing of the acquisition, there will be 50,000,000 shares outstanding and warrants to purchase 2,000,000 shares issued in connection with the equity financing described above.

Loan Agreement

In connection with the aforementioned acquistion, the Purchaser arranged for the Convertible Debenture in the amount of $500,000 to be repaid at the closing or upon the termination of the acquisition agreement. On October 26, 2007, the Company entered into a Loan Agreement (the Loan Agreement) with an individual. The Loan Agreement provides for a principal loan in the amount of $500,000. The loan is repayable in full on December 31, 2007. In the event of an Extension, the Loan shall be due on January 30, 2008. The loan is payable in full in the event that Qmotions is not a publicly trading company by January 30, 2008. The loan will bear interest at the rate of 10% per annum calculated and compounded annually.